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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in the registration statement of Quintel Entertainment, Inc. and Subsidiaries (the "Company") on Form S-8 (File No. ) of our report dated February 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of November 30, 1995 and 1994, and for each of the years in the three year period ended November 30, 1995, which report is included in the Company's Annual Report on Form 10-K.

                                                     Coopers & Lybrand L.L.P.

Melville, New York
December 9, 1996